AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended September 30, 2025			Full-Year Ended December 31, 2025
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q3 2025 acquired IPR&D and milestones expense	$—	$3.24	$3.28	$1,071	$11.88	$12.08
Q3 2025 acquired IPR&D and milestones expense	2,680	(1.50)	(1.50)	2,680	(1.50)	(1.50)
Guidance including Q3 2025 acquired IPR&D and milestones expense[a]	$2,680	$1.74	$1.78	$3,751	$10.38	$10.58

a    The Company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the third quarter of 2025, as both cannot be reliably forecasted.

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